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                            Exhibit 21.1

Subsidiaries of the registrant:

       Subsidiary                       State of Incorporation
       ----------                       ----------------------
       Data National, Inc.                     Colorado
       Service Business Systems, Inc.          Colorado
       National COM-LINK System, Inc.          Colorado